SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2012

MISSION COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	333-12892	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

3380 South Higuera Street, San Luis Obispo, CA 93401
(Address of principal executive offices)
(Zip code)

(805) 782-5000
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On August 13, 2012 Mission Community Bancorp (“MCB”) (OTCQB: MISS), reported second quarter 2012 financial results.  Net income was $522,000 for the second quarter of 2012, with diluted earnings per share of $0.04. The net loss for the first half of 2012 was ($309,000), with diluted loss per share of ($0.08).

At June 30, 2012, total assets were $459.0 million, compared to $457.8 million at March 31, 2012. As of the end of the second quarter of 2012, loans outstanding were $223.6 million, compared to $226.0 million at March 31, 2012; and deposits totaled $408.6 million, compared to $405.3 million at March 31, 2012.  Shareholders’ equity at June 30, 2012 was $34.9 million.  Book value per share was $4.44 at June 30, 2012.

Item 9.01               Financial Statements and Exhibits.

Exhibit No. 99.1	Description Press Release dated August 13, 2012 reporting second quarter 2012 financial results

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION COMMUNITY BANCORP

Dated: August 13, 2012	By:	/s/ Mark R. Ruh
Mark R. Ruh, EVP/CFO

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